                                                                    EXHIBIT 99.3


                                    CONSENT

     The undersigned hereby consents to his nomination to serve as a director of Proxim, Inc., a Delaware corporation ("Proxim"), following the merger of ALK Acquisition Corp., a wholly-owned subsidiary of Proxim, with and into Netopia, Inc., a Delaware corporation, and to all references to him that are included or made a part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission, and any amendment thereto.

Dated as of February 8, 2001           /s/ ALAN B. LEFKOF
                                       --------------------------------
                                           Alan B. Lefkof